                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                        LIVING CENTERS OF AMERICA, INC.,

                                 GRANCARE, INC.

                                      AND

                            APOLLO MANAGEMENT, L.P.



                            DATED AS OF MAY 7, 1997

                                  [MERGER II]

                               TABLE OF CONTENTS


SECTION                                                                                                              PAGE
ARTICLE I
         CERTAIN DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 1.01   Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II
         THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         SECTION 2.01   The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         SECTION 2.02   Consummation of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         SECTION 2.03   Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         SECTION 2.04   Certificate of Incorporation and Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         SECTION 2.05   Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         SECTION 2.06   Conversion of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         SECTION 2.07   Conversion of Common Stock of the Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         SECTION 2.08   Company Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         SECTION 2.09   Stockholders' Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         SECTION 2.10   Rights Under Stock Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         SECTION 2.11   Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         SECTION 2.12   Formation of Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION 3.01   Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION 3.02   Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION 3.03   Authority for this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 3.04   Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 3.05   Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 3.06   Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 3.07   Consents and Approvals; No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 3.08   Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.09   Employee Benefit Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.10   Litigation, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 3.11   Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 3.12   Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 3.13   Environmental Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 3.14   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 3.15   Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE SUB . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 4.01   Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 4.02   Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 4.03   Authority Relative to this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 4.04   Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 4.05   Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 4.06   Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 4.07   Consents and Approvals; No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 4.08   Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 4.09    Litigation, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 4.10   Ownership of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 4.11   Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 5.01  Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 5.02   No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 5.03   Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 5.04   Reasonable Efforts, Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 5.05   Indemnification and Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 5.06   Employee Plans and Benefits and Employment Contracts  . . . . . . . . . . . . . . . . . . . .  29
         SECTION 5.07   Proxy Statement and S-4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 5.08   Notification of Certain Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 5.09   Rights Agreement Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 5.10   Agreements of Rule 145 Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 5.11   New York Stock Exchange Listing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE VI
         CONDITIONS TO CONSUMMATION OF THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 6.01   Conditions to Each Party's Obligation to Effect the Merger  . . . . . . . . . . . . . . . . .  31
         SECTION 6.02   Additional Conditions to the Company's Obligation to Effect the Merger                         32
         SECTION 6.03   Additional Conditions to the Parent's and the Sub's Obligations to Effect the Merger  . . . .  33

ARTICLE VII
         TERMINATION; AMENDMENT; WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 7.01   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 7.02   Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 7.03   Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         SECTION 7.04   Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE VIII
         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 8.01   Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 8.02   Entire Agreement; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 8.03   Enforcement of the Agreement; Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 8.04   Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 8.05   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 8.06   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 8.07   Descriptive Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 8.08   Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 8.09   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 8.10   Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 8.11   Disclosure Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 8.12   Press Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 8.13   Obligation of the Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 7, 1997 among Living Centers of America, Inc., a Delaware corporation (the "Parent"), GranCare, Inc., a Delaware corporation (the "Company") and Apollo Management, L.P., a Delaware limited partnership, on behalf of one or more funds under management (collectively, "Apollo"), and, upon its subsequent execution and delivery to the other parties of a counterpart hereof, a newly formed Delaware corporation wholly owned by Parent (the "Sub").

                                    RECITALS

         WHEREAS, the Board of Directors of each of the Parent and the Company has determined that it is in the best interests of their respective stockholders for the Sub to merge with and into the Company (the "Merger") pursuant to Section 251 of the Delaware General Corporation Law ("DGCL") upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of each of the Parent and the Company has adopted resolutions approving the Merger of the Sub with and into the Company, in accordance with applicable Delaware law upon the terms and subject to the conditions set forth herein, and each Board of Directors has agreed to recommend that their respective stockholders approve the Merger;

         WHEREAS, the Parent and the Company have agreed (subject to the terms and conditions of this Agreement), as soon as practicable following the approval by the stockholders of the Company and the Parent, to effect the Merger as more fully described herein;

         WHEREAS, a condition of the Merger is the successful completion of the recapitalization of Parent pursuant to the merger of Parent with a wholly owned subsidiary of Apollo (the "Recapitalization Merger");

         WHEREAS, pursuant to the Merger, each issued and outstanding share of common stock, par value $.001 per share, of the Company ("Company Common Stock"), will be converted into shares of common stock, par value $.01 per share, of the Parent ("Parent Common Stock") upon the terms and subject to the conditions of this Agreement;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, the Parent, the Sub (upon its becoming a party hereto) and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

         SECTION 1.01   Certain Definitions.

         For purposes of this Agreement:

         i. "business day" means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law or executive order to close;

         ii. "Environmental Law" means any law, regulation, decree, judgment, permit or authorization relating to worker or public safety and the indoor and outdoor environment, including, without limitation, pollution, contamination, cleanup, regulation and protection of the air, water or soils in the indoor or outdoor environment;

         iii. "Environmental Liabilities and Costs" means all damages, penalties, obligations or clean-up costs assessed or levied pursuant to any Environmental Law;

         iv. "Material Adverse Effect" means, with respect to the Parent or the Company, as the case may be, any adverse change in the respective business, prospects, financial condition or results of operations of the Parent or the Company and their respective subsidiaries that is material to the Parent or the Company and their respective subsidiaries taken as a whole, excluding any such adverse change that is due to events, occurrences, facts, conditions, changes, developments or effects which affect the economy generally; and

         v. "Securities Act" means the Securities Act of 1933, as amended and in effect from time to time.

         vi. "Subsidiary" means, when used with reference to an entity, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, or a majority of the outstanding voting securities of which, are owned directly or indirectly by such entity.

                                   ARTICLE II

                                   THE MERGER

         SECTION 2.01 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the DGCL, the Sub shall be merged with and into the Company as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VI hereof. The Company shall be the surviving corporation in the Merger (the "Surviving Corporation") under the name GranCare, Inc. (or such other name as the parties shall agree) and shall continue its existence under the laws of Delaware. The separate corporate existence of the Sub shall cease.


         SECTION 2.02 Consummation of the Merger. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a duly executed and verified certificate of merger, as required by the DGCL, and shall take all such other and further actions as may be required by law to make the Merger effective as promptly as practicable. Prior to the filing referred to in this Section, a closing (the "Closing") will be held at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York (or such other place as the parties may agree) for the purpose of confirming all the foregoing. The time the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time."

         SECTION 2.03 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL and set forth herein.

         SECTION 2.04 Certificate of Incorporation and Bylaws. The Certificate of Incorporation and the Bylaws of the Sub, in each case as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation; provided, however, that
Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "ARTICLE I. The name of the Corporation is GranCare, Inc." (or such other name as the parties shall agree).

         SECTION 2.05 Directors and Officers. The directors of the Sub immediately prior to the Effective Time and the officers of the Company immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors are duly elected and qualified.

         SECTION 2.06 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any of the shares of Company Common Stock:

                 (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned by the Parent, the

Sub or any Subsidiary of the Parent or the Sub or held in the treasury of the Company, all of which shall be canceled and cease to exist, without consideration being payable therefore, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Time into the right to receive 0.2469 (the "Conversion Number") shares of Parent Common Stock for each share of Company Common Stock. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock and cash in lieu of fractional shares of Parent Common Stock as contemplated by Section 2.10(e), to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.10 without interest.

                 (b) Each share of Company Common Stock held in the treasury of the Company and each share owned by Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or the Company immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

         SECTION 2.07 Conversion of Common Stock of the Sub. Each share of common stock of the Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become at the Effective Time one share of common stock of the Surviving Corporation.

         SECTION 2.08 Company Actions. The Company hereby represents and warrants that (a) its Board of Directors (at a meeting duly called and held), has (i) determined that the Merger is fair to and in the best interests of the stockholders of the Company, (ii) resolved to approve the Merger and recommend (subject to its fiduciary duties as advised by legal counsel) approval and adoption of this Agreement by such stockholders of the Company, (iii) taken all necessary steps to render Section 203 of the DGCL inapplicable to the Merger, and (iv) resolved to elect not to be subject, to the extent permitted by law, to any state takeover law other than Section 203 of the DGCL that may purport to be applicable to the Merger, or the transactions contemplated by this Agreement, and (b) Chase Securities, Inc. and Smith Barney Inc., the Company's financial advisors, have rendered their respective opinions to the Company's Board of Directors to the effect that, as of the date of this Agreement, the Conversion Number is fair from a financial point of view, to the holders of Company Common Stock.

         SECTION 2.09 Stockholders' Meetings. Subject to applicable law, each of the Parent and the Company, acting through its respective Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting (the "Special Meetings") of its respective stockholders as soon as practicable for the purpose (in the case of the Company) of approving and adopting the agreement of merger (within the meaning of Section 251 of the DGCL) set forth in this Agreement and approving the Merger (the "Company Stockholder Approval") or (in the case of the Parent) the issuance of the shares of Parent Common Stock to the stockholders of the Company in the Merger (the "Parent Stockholder Approval" and together with the Company

Stockholder Approval, the "Stockholder Approvals"), and, subject to the fiduciary duties of their respective Boards of Directors under applicable law as determined by such directors in good faith after consultation with and based upon the advice of outside counsel, include in the Proxy Statement (as defined in Section 5.07) of each of the Company and the Parent for use in connection with the stockholders meeting of each of the Company and GranCare, the recommendation of their Boards of Directors that stockholders vote in favor of the Company Stockholder Approval or the Parent Stockholder Approval, as the case may be. The Parent, the Sub and the Company agree to use commercially reasonable efforts to cause the Special Meetings to occur within forty-five
(45) days after the Parent and the Company have responded to all SEC comments with respect to the preliminary Proxy Statement. The Parent, the Sub and the Company agree to use commercially reasonable efforts to cause the Special Meeting to occur within forty-five (45) days after the Parent and the Company have responded to all SEC comments with respect to the preliminary Proxy Statement.

         SECTION 2.10   Rights Under Stock Plans.

                 (a) Each option to purchase shares of Company Common Stock ("Company Options") issued pursuant to the Company's 1996 Replacement Stock Option Plan, 1996 Stock Incentive Plan or Outside Directors Stock Incentive Plan (the "Company Plans"), all of which issued and outstanding Company Options are set forth on Section 3.02(a) of the Company Disclosure Letter, shall, at the Effective Time, be assumed by Parent and shall constitute an option to acquire, on the same terms and conditions as were applicable under such assumed Company Option, a number of shares of Parent Common Stock equal to the product of the Conversion Number and the number of shares of Company Common Stock subject to such Company Option, at a price per share equal to the amount obtained by dividing the exercise price of such Company Option by the Conversion Number. As soon as practicable following the Effective Time, but in no event later than 15 days following the Effective Time, Parent shall deliver to holders of Company Options appropriate option agreements representing the right to acquire shares of Parent Common Stock on the same terms and conditions as contained in the outstanding Company Options. Parent shall adopt and comply with the terms of the Company Plans as they apply to Company Options assumed as set forth above including, without limitation, provisions regarding changes of control that may apply with respect to the Merger.

                 (b) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of its common stock for delivery upon exercise of the Company Options assumed in accordance with this
Section 2.10. Parent shall file and cause to be effective as of the Effective Time a registration statement on Form S-8 or other appropriate form, with respect to shares of Parent Common Stock that will be subject to the Company Options and use commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as such Company Options remain outstanding.

                 (c) Certain non-officer employees have been granted awards of restricted shares under the 1996 Stock Incentive Plan that have not yet been issued, all of which awards of restricted stock are set forth on Section 3.02(a) of the Company Disclosure Letter (the "Restricted Shares," together with the Company Options, the "Rights"). All of such Restricted Shares will be issued prior to the Effective Time pursuant to the Company's standard Restricted Stock Award Agreement, which provides for acceleration of vesting in the event of a "Change in Control" (as defined therein), which the Merger constitutes.

         SECTION 2.11   Exchange of Certificates.

                 (a) Exchange Agent. As of the Effective Time, Parent shall deposit with a bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this
Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.06 in exchange for outstanding shares of Company Common Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant hereto out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

                 (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock (the "Certificates"): (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify); and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this
Article II and cash in lieu of fractional shares of Parent Common Stock as contemplated by Section 2.11(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the appropriate number of shares of Parent Common stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.11, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this
Section 2.11.  The Exchange

Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

                 (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the right to receive shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.11(e) until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder thereof, without interest: (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.11(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

                 (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.11(c) or 2.11(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                 (e) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article II, and, except as provided in this Section 2.11(e), no dividend or other distribution, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to any voting or other rights of a security holder of Parent. In lieu of any fractional security, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the sum of (i) the net proceeds from the sale or sales by the

Exchange Agent in accordance with the provisions of this Section 2.11(e), on behalf of all such holders, of the aggregate fractional shares of Parent Common Stock issued pursuant to this Article II and (ii) the aggregate dividends or other distributions that are payable with respect to such shares of Parent Common Stock pursuant to Section 2.11(c) (such dividends and distributions being herein called the "Fractional Dividends"). As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of
(A) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.11(a) over (B) the aggregate number of full shares of Parent Common stock to be distributed to holders of Company Common Stock pursuant to Section 2.11(b) (such excess being herein called the "Excess Securities") and the Exchange Agent, as agent for the former holders of Company Common Stock, shall sell the Excess Securities at the prevailing prices on the NYSE. The sale of the Excess Securities by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Securities. Until the net proceeds of such sale of Excess Securities and the Fractional Dividends have been distributed to the former stockholders of the Company, the Exchange Agent will hold such proceeds and dividends in trust for such former stockholders. As soon as practicable after the determination of the amount of cash to be paid to former stockholders of the Company in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former stockholders.

                 (f) Termination of Exchange Fund. Any portion of the Exchange Fund and any cash in lieu of fractional shares of Parent Common Stock made available to the Exchange Agent that remain undistributed to the former stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                 (g) No Liability. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares one year after the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

         SECTION 2.12 Formation of Sub. Promptly after the date hereof, Parent shall cause Sub to be formed and to become a party to this Agreement.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         The Company represents and warrants as of the date of this Agreement to the Parent, the Sub and Apollo as follows:

         SECTION 3.01 Organization and Qualification. Each of the Company and its subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and other authority to own its properties and conduct its business as it is being conducted on the date hereof and is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary. The Company has heretofore made available to the Sub accurate and complete copies of the Certificates of Incorporation and Bylaws as currently in effect of the Company and its subsidiaries.

         SECTION 3.02 Capitalization. (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $0.01 per share. As of the close of business on May 5, 1997 (the "Capitalization Date"): 23,815,695 shares of Company Common Stock were issued and outstanding; no shares of Preferred Stock were issued and outstanding; shares of Company Common Stock were held in the Company's treasury; and there were outstanding Rights with respect to 2,929,408 shares of Company Common Stock as set forth in Section 3.02(a) of the disclosure letter, dated the date hereof, delivered by the Company to the Parent prior to the execution of this Agreement setting forth certain matters referred to in this Agreement (the "Company Disclosure Letter"). Since the Capitalization Date, except as set forth in Section 3.02(a) of the Company Disclosure Letter or in the Company SEC Reports (as defined in Section 3.05), the Company (i) has not issued any Company Common Stock other than upon the exercise or vesting of Rights outstanding on such date, (ii) has not granted any options or rights to purchase or acquire Company Common Stock (under the Company's Stock Plans or otherwise) and (iii) has not split, combined or reclassified any of its shares of capital stock. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Except as set forth in this Section 3.02 or in Section 3.02(a) of the Company Disclosure Letter or in the Company SEC Reports, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company and (iii) no options, warrants, rights, or other agreements or commitments to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and no obligation of the Company to grant, extend or enter into any subscription, warrant, option, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). Except as set forth in Section 3.02(a) of the Company Disclosure Letter, there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities. There are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of capital stock of the Company or any of its subsidiaries.

         (b) Except as set forth in Section 3.02(b) of the Company Disclosure Letter or in the Company SEC Reports, the Company is, directly or indirectly, the record and beneficial owner of all the outstanding shares of capital stock of each of its subsidiaries, free and clear of any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, and there are no irrevocable proxies with respect to any such shares. Except as set forth in Section 3.02(b) of the Company Disclosure Letter or in the Company SEC Reports, there are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, or (ii) options or other rights to acquire from the Company or any of its subsidiaries, and no other obligation of the Company or any of its subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any of its subsidiaries, or any other obligation of the Company or any of its subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

         SECTION 3.03 Authority for this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than the approval and adoption of the agreement of merger (as such term is used in Section 251 of the DGCL) contained in this Agreement and the approval of the Merger by the holders of a majority of the outstanding shares of Company Common Stock. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of each of the Parent and the Sub, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

         SECTION 3.04 Absence of Certain Changes. Except as disclosed in the Company SEC Reports (as defined in Section 3.05) or in Section 3.04 of the Company Disclosure Letter, from September 30, 1996 through the date hereof, (i) the Company and its subsidiaries have not suffered any Material Adverse Effect, (ii) the Company and its subsidiaries have, in all material respects, conducted their respective businesses only in the ordinary course consistent with past practice, except in connection with the negotiation and execution and delivery of this Agreement and the solicitation or receipt of other offers to acquire the Company, and (iii) there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the shares of Company Common Stock or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any Company Securities or Subsidiary Securities; or (b) any action by the Company which if taken after the date hereof would constitute a breach of Section 5.01 hereof. Except as disclosed in the Company SEC Reports or in Section 3.04 of the Company Disclosure Letter, since September 30, 1996, there has not been any change by the Company in accounting methods, principles or practices except as permitted by United States generally accepted accounting principles.

         SECTION 3.05   Reports.

         (a) Except as disclosed in Section 3.05 of the Company Disclosure Letter, the Company has timely filed with the SEC all forms, reports and documents required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which (the "Company SEC Reports") have complied in form as of their respective filing dates in all material respects with all applicable requirements of the Exchange Act and the rules promulgated thereunder applicable thereto. None of the Company SEC Reports, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) As of their respective dates, the audited and unaudited consolidated financial statements of the Company included (or incorporated by reference) in the Company SEC Reports were prepared in all material respects in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods therein indicated (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of the Company, and the consolidated results of operations and changes in consolidated financial position or cash flows for the periods presented therein, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein which were not expected to have a Material Adverse Effect.

         (c) As of September 30, 1996, to the best of Company's knowledge, neither the Company or any of its subsidiaries had any liabilities of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due that are required to be recorded or reflected on a balance sheet under United States generally accepted accounting principles, except as reflected or reserved against or disclosed in the financial statements of the Company included in the Company SEC Reports or as otherwise disclosed in the Company SEC Reports or as set forth in the Company Disclosure Letter.

         SECTION 3.06 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger and as contemplated by Section 2.06(b) (the "S-4") will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by the Company and included or incorporated by reference in the Proxy Statement, as supplemented if necessary, will, at the date mailed to stockholders of the Company, or at the time of the meeting of such stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the time of such meeting, any event with respect to the Company or any of its Subsidiaries, or with respect to other information supplied by the Company for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The Proxy Statement, insofar as it relates to other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         SECTION 3.07 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will conflict with or result in any breach of any provision of the respective Certificates of Incorporation or Bylaws (or other similar governing documents) of the Company or any of its subsidiaries, and except as disclosed in Section 3.07 of the Company Disclosure Letter and except for filings, permits, authorizations, notices, consents and approvals as may be required under, and other applicable requirements of, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act, the Exchange Act, the DGCL, and the "takeover" or blue sky laws of various states and consents, approvals, authorizations or filings under laws of jurisdictions outside the United States, and filings, notices, consents, authorizations and approvals as may be required by local, state, and federal regulatory agencies, commissions, boards, or public authorities with jurisdiction over health care facilities and providers, (i) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets or subsidiaries may be bound, except for such defaults (or rights of termination, cancellation or acceleration) which would not in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby;

(iii) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of the Company or any of its subsidiaries which, in the aggregate, would have a Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby; or (iv) violate any order, writ, injunction, agreement, contract, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or by which any of their respective assets are bound.

         SECTION 3.08 Brokers. No broker, finder or investment banker (except as disclosed to Parent and Apollo) is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Company.

         SECTION 3.09   Employee Benefit Matters.

         (a) For purposes of this Agreement, the term "Plan" shall refer to the following maintained by the Company, any of its subsidiaries or any of their respective ERISA Affiliates (as defined below), or with respect to which the Company or any of its subsidiaries or any of their respective ERISA Affiliates contributes or has any obligation to contribute or has any liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement): any plan, program, arrangement, agreement or commitment, whether written or oral, which is an employment, consulting, deferred compensation or change-in-control agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, change-in-control, life, health, disability or accident insurance plan, or other employee benefit plan, program, arrangement, agreement or commitment, written or oral, including, without limitation, any material "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Section 3.09(a) of the Company Disclosure Letter sets forth each employment agreement with a person who is entitled to receive at least $100,000 per year from the Company or any of its subsidiaries (other than an employment agreement terminable without material liability (not otherwise disclosed) on no more than sixty (60) days' notice).

         (b) Except as set forth in Section 3.09(b) of the Company Disclosure Letter, none of the Company, its subsidiaries nor any of their respective ERISA Affiliates maintains or contributes to, nor have they maintained or contributed to any:

                 (A)      defined benefit plan subject to Title IV of ERISA; or

                 (B) "Multiemployer plan" as defined in Section 4001 of ERISA.

         (c) No event has occurred and no condition or circumstance currently exists in connection with which the Company, any of its subsidiaries, their respective ERISA Affiliates or any Plan, directly or indirectly, are likely to be subject to any liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Plan which would be reasonably likely to have a Material Adverse Effect.

         (d) With respect to each Plan, (A) all material payments due from the Company or any of its subsidiaries to date have been made and all material amounts properly accrued to date or as of the Effective Time as liabilities of the Company or any of its subsidiaries which have not been paid have been properly recorded on the books of the Company; (B) each such Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and intended to qualify under Section 401 of the Code has either received a favorable determination letter from the Internal Revenue Service with respect to such qualification as of the date specified in Section 3.09(d) of the Disclosure Letter or has filed for such a determination letter with the Internal Revenue Service within the time permitted under Rev. Proc. 95-12 (December 29, 1994), 1995-3 IRB 24, and nothing has occurred since the date of such letter that has resulted in or is likely to result in a tax qualification defect which would have a Material Adverse Effect; and (C) there are no material actions, suits or claims pending (other than routine claims for benefits) or, to the best of Company's knowledge, threatened with respect to such Plan or against the assets of such Plan.

         (e) The Company has made available to the Parent, with respect to each Plan for which the following exists:

                 (A) a copy of the most recent annual report on Form 5500, with respect to such Plan including any Schedule B thereto;

                 (B) a copy of the Summary Plan Description, together with each Summary of Material Modifications with respect to such Plan and, unless the Plan is embodied entirely in an insurance policy to which the Company or any of its subsidiaries is a Party, a true and complete copy of such Plan; and

                 (C) if the Plan is funded through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement and the latest financial statements thereof.

         (f) Except as disclosed in Section 3.09(g) of the Company Disclosure Letter or in the Company SEC Reports, neither the Company nor any of its subsidiaries has any announced plan or legally binding commitment to create any additional material Plans or to make any material amendment or modification to any existing Plan, except in the ordinary course of business in accordance with its customary practices or as required by law or as necessary to maintain tax- qualified status.

         (g) For purposes of this Section 3.09, ERISA Affiliates include each corporation that is a member of the same controlled group as the Company or any of its subsidiaries within the meaning of Section 414(b) of the Code, any trade or business, whether or not incorporated, under common control with the Company or any of its subsidiaries within the meaning of Section 414(c) of the

Code and any member of any affiliated service group that includes the Company, any of its subsidiaries and any of the corporations, trades or businesses described above, within the meaning of Section 414(m) of the Code.

         SECTION 3.10 Litigation, etc. Except as set forth in Section 3.10 of the Company Disclosure Letter or as disclosed in the Company SEC Reports, as of the date hereof there is no pending audit, claim, action, proceeding, citizen's suit and, to the knowledge of the Company, no audit, claim, action, proceeding, citizen's suit or governmental investigation has been threatened against the Company or any of its subsidiaries before any court or governmental or regulatory authority which, in the aggregate, (i) would have a Material Adverse Effect or (ii) would have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement. Except as set forth in Section 3.10 of the Company Disclosure Letter or as disclosed in the Company SEC Reports, neither the Company nor any Subsidiary of the Company is subject to any outstanding judicial, administrative or arbitration order, writ, injunction or decree that (i) has had a Material Adverse Effect or (ii) would have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

         SECTION 3.11 Tax Matters. The Company and each of its subsidiaries has duly filed all tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, in the aggregate, would not have a Material Adverse Effect and such returns and reports are true, correct and complete in all material respects. The Company and each of its subsidiaries has duly paid in full (or the Company has paid on its behalf) or made adequate provision in the Company's accounting records for all taxes for all past and current periods for which the Company or any of its subsidiaries is liable. The most recent financial statements contained in the Company SEC Reports reflect adequate reserves for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, in the aggregate, have a Material Adverse Effect. No requests for waivers of the time to assess any taxes against the Company or any of its subsidiaries have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the Company SEC Reports, or, to the extent not adequately reserved, the assessment of which would not, in the aggregate, have a Material Adverse Effect. Except as set forth in Section 3.11 of the Company Disclosure Letter, neither the Company nor any of its subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. As used in this Agreement the term "taxes" includes all federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including without limitation obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

         SECTION 3.12   Compliance with Law.  Except as set forth in Section
3.12 of the Company Disclosure Letter or in the Company SEC Reports, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, except for any such conflicts, defaults or violations that would not in the aggregate have a Material Adverse Effect. Except as set forth in Section 3.12 of the Company Disclosure Letter or in the Company SEC Reports, the Company and its subsidiaries have all permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct their businesses as now being conducted (the "Company Permits"), except for such permits, licenses, authorizations, consents, approvals and franchises the absence of which would not in the aggregate have a Material Adverse Effect. Except as set forth in
Section 3.12 of the Company Disclosure Letter or in the Company SEC Reports, the Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not in the aggregate have a Material Adverse Effect.

         SECTION 3.13   Environmental Compliance.  Except as set forth in
Section 3.13 of the Company Disclosure Letter or in the Company SEC Reports,
(i) the assets, properties, businesses and operations of the Company and its subsidiaries are in compliance with applicable Environmental Laws (as defined in Section 1.01 hereof), except for such non-compliance which has not had and will not have a Material Adverse Effect; (ii) the Company and its subsidiaries have obtained and, as currently operating, are in compliance with all Company Permits necessary under any Environmental Law for the conduct of the business and operations of the Company and its subsidiaries in the manner now conducted except for such non-compliance which has not had and will not have a Material Adverse Effect; and (iii) neither the Company nor any of its subsidiaries nor any of their respective assets, properties, businesses or operations has received or is subject to any outstanding order, decree, judgment, complaint, agreement, claim, citation, notice, or proceeding indicating that the Company or any of its subsidiaries is or may be (a) liable for a violation of any Environmental Law or (b) liable for any Environmental Liabilities and Costs, where in each case such liability would have a Material Adverse Effect.

         SECTION 3.14 Insurance. Except as set forth in the Company SEC Reports, the Company and each of its Subsidiaries maintains, and through the Closing Date will maintain, insurance with reputable insurers (or pursuant to prudent self-insurance programs) in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of the Company and each of its Subsidiaries and owning property in the same general areas in which the Company and each of its Subsidiaries conducts their businesses. The Company and each of its Subsidiaries may terminate each of its insurance policies or binders at or after the Closing and will incur no material penalties or other material costs in doing so. None of such policies or binders was obtained through the use of false or misleading information or the failure to provide the insurer with all information requested in order to evaluate the liabilities and risks insured. There is no material default with respect to any provision contained in any such policy or binder, nor has the Company or any of its subsidiaries failed to give any material notice or present any material claim under any such policy or binders in due and timely fashion. There are no billed but unpaid premiums past due under any such policy or binder, the failure of which to be paid would result in the cancellation of such policy or binder. Except as otherwise set forth in the Company SEC Reports or in the Company Disclosure Letter, (a) there are no outstanding claims in excess of normal retentions that are not covered under any such policies or binders and, to the best knowledge of the Company, there has not occurred any event that might reasonably form the basis of any claim in excess of normal retentions that are not covered against or relating to the Company or any of its subsidiaries that is not covered by any of such policies or binders; (b) no notice of cancellation or non-renewal of any such policies or binders has been received; and (c) there are no performance bonds outstanding with respect to the Company or any of its subsidiaries.

         SECTION 3.15 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock or other voting securities necessary to approve this Agreement, the Merger and the transactions contemplated hereby.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                           OF THE PARENT AND THE SUB

         The Parent and the Sub (effective upon its becoming a party hereto), jointly and severally, represent and warrant as of the date of this Agreement to the Company and Apollo as follows:

         SECTION 4.01 Organization and Qualification. Each of the Parent and the Sub is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of organization, with all requisite corporate power and other authority to own its properties and conduct its business as it is being conducted on the date hereof and is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary. The Parent has heretofore made available to the Company accurate and complete copies of the Certificates of Incorporation and Bylaws as currently in effect of the Parent and its subsidiaries. All of the issued and outstanding capital stock of the Sub is owned directly by the Parent, free and clear of any lien, mortgage, pledge, charge, security interest or encumbrance of any kind.

         SECTION 4.02 Capitalization. (a) The authorized capital stock of the Parent consists of 75,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $.01 (the "Preferred Stock"), of which 350,000 shares have been designated as Series A Junior Participating Preferred Stock (the "Junior Preferred Stock"). As of the Capitalization Date, 19,547,616 shares of Parent Common Stock were issued and outstanding; no shares of Preferred

Stock were issued and outstanding; 720,304 shares of Parent Common Stock were held in the Company's treasury; and there were outstanding Rights with respect to 1,635,447 shares of Parent Common Stock as set forth in Section 3.02(a) of the disclosure letter, dated the date hereof, delivered by the Parent to the Company prior to the execution of this Agreement setting forth certain matters referred to in this Agreement (the "Parent Disclosure Letter"); and there were outstanding rights (the "Rights Agreement Rights") under the Rights Agreement dated November 17, 1994 between the Company and Chemical Bank, as amended by an amendment dated July 31, 1995 (the "Rights Agreement"). Since the Capitalization Date, except as set forth in Section 3.02(a) of the Parent Disclosure Letter or in the Parent SEC Reports (as defined in Section 4.05), the Company (i) has not issued any shares of Parent Common Stock other than upon the exercise or vesting of Rights outstanding on such date, (ii) has not granted any options or rights to purchase or acquire shares of Parent Common stock (under the Parent's Stock Plans or otherwise) and (iii) has not split, combined or reclassified any of its shares of capital stock. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Except as set forth in this Section 4.02 or in Section 3.02(a) of the Parent Disclosure Letter or in the Parent SEC Reports, there are outstanding (i) no shares of capital stock or other voting securities of the Parent, (ii) no securities of the Parent convertible into or exchangeable for shares of capital stock or voting securities of the Parent and (iii) no options, warrants, rights, or other agreements or commitments to acquire from the Parent, and except as contemplated by the Recapitalization Merger, (A) no obligation of the Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Parent, and
(B) no obligation of the Parent to grant, extend or enter into any subscription, warrant, option, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Parent Securities"). Except as set forth in Section 3.02(a) of the Parent Disclosure Letter, there are no outstanding obligations of the Parent or any Subsidiary to repurchase, redeem or otherwise acquire any Parent Securities. There are no voting trusts or other agreements or understandings to which the Parent or any of its subsidiaries is a party with respect to the voting of capital stock of the Parent or any of its subsidiaries. Notwithstanding the foregoing, the Parent has concurrently entered into the agreement and plan of merger setting forth the terms of the Recapitalization Merger, including the issuance of shares of Parent Common Stock in connection therewith.

         (b) Except as set forth in Section 3.02(b) of the Parent Disclosure Letter or in the Parent SEC Reports, the Parent is, directly or indirectly, the record and beneficial owner of all the outstanding shares of capital stock of each of its subsidiaries, free and clear of any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, and there are no irrevocable proxies with respect to any such shares. Except as set forth in Section 3.02(b) of the Parent Disclosure Letter or in the Parent SEC Reports, there are no outstanding (i) securities of the Parent or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, or (ii) options or other rights to acquire from the Parent or any of its subsidiaries, and no other obligation of the Parent or any of its subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any of its subsidiaries, or any other obligation of the Parent or any of its subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i) and (ii) being referred to collectively as the "Parent Subsidiary Securities"). There are no outstanding obligations of the Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any outstanding Parent Subsidiary Securities.

         SECTION 4.03 Authority Relative to this Agreement. Each of the Parent and the Sub has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Parent and the Sub and the consummation by the Parent and the Sub of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Parent and the Sub and no other corporate proceedings on the part of the Parent and the Sub are necessary to authorize this Agreement or consummate the transactions so contemplated, other than the Company Stockholder Approvals and Parent Stockholder Approvals. This Agreement has been duly and validly executed and delivered by the Parent and the Sub and, assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of each of the Parent and the Sub, enforceable against each of the Parent and the Sub in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

         SECTION 4.04 Absence of Certain Changes. Except as disclosed in the Parent SEC Reports (as defined in Section 4.05) or in Section 3.04 of the Parent Disclosure Letter, from September 30, 1996 through the date hereof, (i) the Parent and its subsidiaries have not, to the best of the Parent's knowledge, suffered any Material Adverse Effect, (ii) the Parent and its subsidiaries have, in all material respects, conducted their respective businesses only in the ordinary course consistent with past practice, except in connection with the negotiation and execution and delivery of this Agreement, and (iii) there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the Shares or any repurchase, redemption or other acquisition by the Parent or any of its subsidiaries of any Parent Securities; or (b) any action by the Parent which if taken after the date hereof would constitute a breach of Section 5.01(b) hereof. Except as disclosed in the Parent SEC Reports or in Section 3.04 of the Parent Disclosure Letter, since September 30, 1996, there has not been any change by the Parent in accounting methods, principles or practices except as permitted by United States generally accepted accounting principles.

         SECTION 4.05   Reports.

         (a) The Parent has filed with the SEC all forms, reports and documents required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder on and after September 30, 1995, all of which (the "Parent SEC Reports") have complied in form as of their respective filing dates in all material respects with all applicable requirements of the Exchange Act and the rules promulgated thereunder applicable thereto. None of the Parent SEC Reports, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) As of their respective dates, the audited and unaudited consolidated financial statements of the Parent included (or incorporated by reference) in the Parent SEC Reports were prepared in all material respects in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods therein indicated (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of the Parent, and the consolidated results of operations and changes in consolidated financial position or cash flows for the periods presented therein, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein which were not expected to have a Material Adverse Effect.

         (c) As of March 31, 1997, neither the Parent nor any of its subsidiaries had any liabilities of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due that are required to be recorded or reflected on a balance sheet under United States generally accepted accounting principles, except as reflected or reserved against or disclosed in the financial statements of the Parent included in the Parent SEC Reports or the Parent Disclosure Letter or as otherwise disclosed in the Parent SEC Reports or the Parent Disclosure Letter.

         SECTION 4.06 Information Supplied. None of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC jointly by Parent and Company in connection with the issuance of shares of Parent Common Stock in the Merger and as contemplated by Section 2.06(b) will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by the Parent and included or incorporated by reference in the Proxy Statement, as supplemented if necessary, will, at the date mailed to stockholders of the Parent, or at the time of the meeting of such stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the time of such meeting, any event with respect to the Parent or any of its Subsidiaries, or with respect to other information supplied by the Parent for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The Proxy Statement, insofar as it relates to other information supplied by the Parent for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         SECTION 4.07 Consents and Approvals; No Violation. The execution and delivery of this Agreement by each of the Parent or the Sub and the consummation of the transactions contemplated hereby will not (i) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or Bylaws (or other similar governing documents) of the Parent, the Sub or any of their subsidiaries; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the HSR Act, (B) pursuant to the Securities Act, the Exchange Act, (C) the filing of a certificate of merger pursuant to the DGCL, (D) any applicable filings under state securities, blue sky or "takeover" laws, (E) consents, approvals, authorizations or filings under laws of jurisdictions outside the United States, (F) consents, approvals, authorizations, permits, filings or notifications required by local, state and federal regulatory agencies, commissions, boards or public authorities with jurisdiction over health care facilities and providers or (G) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect on the Parent or the Sub or has a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated hereby, (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Parent or the Sub or any of their subsidiaries is a party or by which any of its subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not have a Material Adverse Effect on the Parent or the Sub or has a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated hereby; (iv) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of the Parent or the Sub or any of their subsidiaries which, individually or in the aggregate, would have a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated hereby; or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent, the Sub or any of their subsidiaries or any of their respective assets, except for violations which would not in the aggregate have a Material Adverse Effect on the Parent or the Sub or have a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated hereby.

         SECTION 4.08 Brokers. No broker, finder or other investment banker (other than Credit Suisse First Boston and NationsBanc Capital Markets, Inc.) is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Parent or the Sub.

         SECTION 4.09 Litigation, etc. As of the date hereof there is no claim, action, proceeding or governmental investigation pending or, to the best knowledge of the Parent or the Sub, threatened against the Parent or any of its subsidiaries, including the Sub, before any court or governmental or regulatory authority which, in the aggregate would have a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated by this Agreement. Neither the Parent nor any of its subsidiaries, including the Sub is subject to any outstanding order, writ, injunction or decree that would have a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated by this Agreement.

         SECTION 4.10 Ownership of Shares. As of the date hereof, neither the Parent nor any of its Subsidiaries beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act) any Company Common Stock.

         SECTION 4.11 Tax Matters. The Parent and each of its subsidiaries has duly filed all tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, in the aggregate, would not have a Material Adverse Effect and such returns and reports are true, correct and complete in all material respects. The Parent and each of its subsidiaries has duly paid in full (or the Parent has paid on its behalf) or made adequate provision in the Company's accounting records for all taxes for all past and current periods for which the Parent or any of its subsidiaries is liable. The most recent financial statements contained in the Parent SEC Reports reflect adequate reserves for all taxes payable by the Parent and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against the Parent or any of its subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, in the aggregate, have a Material Adverse Effect. No requests for waivers of the time to assess any taxes against the Parent or any of its subsidiaries have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the Parent SEC Reports, or, to the extent not adequately reserved, the assessment of which would not, in the aggregate, have a Material Adverse Effect. Except as set forth in Section 3.11 of the Parent Disclosure Letter, neither the Parent nor any of its subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Neither the Parent nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                                   ARTICLE V

                                   COVENANTS

         SECTION 5.01  Conduct of Business.

         i. Except as contemplated by this Agreement and in the Company Disclosure Letter, during the period from the date of this Agreement to the Effective Date, the Company and its subsidiaries will each conduct its operations according to its ordinary and usual course of business and consistent with past practice and will use all commercially reasonable efforts consistent with prudent business practice to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their current officers and key employees and to maintain existing relationships with those having significant business relationships with the Company and its subsidiaries, in each case in all material respects. Without limiting the generality of the foregoing, except as set forth in the Company Disclosure Letter and except as otherwise expressly provided in or contemplated by this Agreement or the Company Disclosure Letter, prior to the time specified in the preceding sentence, neither the Company nor any of its subsidiaries, as the case may be, will, without the prior written consent of the Parent (not to be unreasonably withheld), (i) except for issuances of capital stock of the Company's subsidiaries to the Company or a wholly owned subsidiary of the Company, issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (A) Company Securities or Subsidiary Securities, in each case, other than Company Common Stock issuable upon exercise or vesting of the Rights or allocations or issuances pursuant to the Stock Plans or the exercise of rights under any Plan or any agreement referred to in Section 3.02 of the Company Disclosure Letter, or (B) any other securities in respect of, in lieu of or in substitution for Company Common Stock outstanding on the date hereof, (ii) otherwise acquire or redeem, directly or indirectly, any Company Securities or Subsidiary Securities (including the Company Common Stock); (iii) split, combine or reclassify its capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of capital stock of the Company or any of its subsidiaries (other than cash dividends paid to the Company by its wholly owned subsidiaries with regard to their capital stock);
(iv) (1) make any acquisition, by means of a merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, in each case involving the payment or receipt of consideration of $10,000,000 or more outside the ordinary and usual course of business consistent with past practice in all material respects, or (2) other than in the ordinary course of business, enter into a material contract or grant any release or relinquishment of any material contract rights; (v) incur or assume any long-term debt for borrowed money except for debt incurred in the ordinary course of business consistent in all material respects with past practice; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly owned subsidiaries of the Company, except in the ordinary course of business consistent in all material respects with past practice; (vii) except in connection with transactions permitted by (iv) above, make any loans, advances or capital contributions to, or investments in, any other person (other than wholly owned subsidiaries of the Company) in the aggregate in excess of $10,000,000; (viii) change any of the accounting principles or practices used by it or any of its subsidiaries, except as required by the SEC or required by United States generally accented accounting principles; (ix) adopt any amendments to the Restated Certificate of Incorporation or Bylaws (or similar documents) of the Company or any Subsidiary; (x) except as, may be required under any previously existing agreement or Plan, grant any stock related awards; (xi) enter into any new, or amend any existing, employee benefit, pension or other plan (whether or not subject to ERISA) or employment, severance, consulting or salary continuation agreements with any officers, directors or key employees, or grant any increases in the compensation or benefits to officers, directors and key employees; (xii) enter into, amend, or extend any material collective bargaining or other labor agreement, except as required by law and except in the ordinary course of business consistent in all material respects with past practice; (xiii) adopt, make any material amendment to or terminate any material employee benefit plan, as required by law or to maintain tax qualified status or as requested by the Internal Revenue Service in order to receive a determination letter for such employee benefit plan;
(xiv) merge or consolidate with or transfer all or substantially all of its assets to another corporation or other business entity or individual; (xv) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); or
(xvi) agree in writing or otherwise to take any of the foregoing actions.

         ii. Except as contemplated by this Agreement and in the Parent Disclosure Letter, during the period from the date of this Agreement to the Effective Date, the Parent and its subsidiaries will each conduct its operations according to its ordinary and usual course of business and consistent with past practice and will use all commercially reasonable efforts consistent with prudent business practice to preserve intact the business organization of the Parent and each of its subsidiaries, to keep available the services of its and their current officers and key employees and to maintain existing relationships with those having significant business relationships with the Parent and its subsidiaries, in each case in all material respects. Without limiting the generality of the foregoing, except as set forth in the Parent Disclosure Letter and except as otherwise expressly provided in or contemplated by this Agreement or the Parent Disclosure Letter, prior to the time specified in the preceding sentence, neither the Parent nor any of its subsidiaries, as the case may be, will, without the prior written consent of the Company (not to be unreasonably withheld), (i) except for issuances of capital stock of the Parent's subsidiaries to the Parent or a wholly owned subsidiary of the Parent, issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (A) Parent Securities or Subsidiary Securities, in each case, other than Parent Common Stock issuable upon exercise or vesting of the Rights or allocations or issuances pursuant to the Stock Plans or the exercise of rights under any Plan or any agreement referred to in Section 3.02 of the Parent Disclosure Letter, or (B) any other securities in respect of, in lieu of or in substitution for Parent Common Stock outstanding on the date hereof, (ii) otherwise acquire or redeem, directly or indirectly, any Parent Securities or Subsidiary Securities (including the Parent Common Stock); (iii) split, combine or reclassify its capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of capital stock of the Parent or any of its subsidiaries (other than cash dividends paid to the Parent by its wholly owned subsidiaries with regard to their capital stock); (iv) (1) make any acquisition, by means of a merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, in each case involving the payment or receipt of consideration of $10,000,000 or more outside the ordinary and usual course of business consistent with past practice in all material respects, or
(2) other than in the ordinary course of business, enter into a material contract or grant any release or relinquishment of any material contract rights; (v) incur or assume any long-term debt for borrowed money except for debt incurred in the ordinary course of business consistent in all material respects with past practice; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly owned subsidiaries of the Parent, except in the ordinary course of business consistent in all material respects with past practice; (vii) except in connection with transactions permitted by (iv) above, make any loans, advances or capital contributions to, or investments in, any other person (other than wholly owned subsidiaries of the Parent) in the aggregate in excess of $10,000,000; (viii) change any of the accounting principles or practices used by it or any of its subsidiaries, except as required by the SEC or required by United States generally accented accounting principles; (ix) adopt any amendments to the Restated Certificate of Incorporation or Bylaws (or similar documents) of the Parent or any Subsidiary;
(x) except as, may be required under any previously existing agreement or Plan, grant any stock related awards; (xi) enter into any new, or amend any existing, employee benefit, pension or other plan (whether or not subject to ERISA) or employment, severance, consulting or salary continuation agreements with any officers, directors or key employees, or grant any increases in the compensation or benefits to officers, directors and key employees; (xii) enter into, amend, or extend any material collective bargaining or other labor agreement, except as required by law and except in the ordinary course of business consistent in all material respects with past practice; (xiii) adopt, make any material amendment to or terminate any material employee benefit plan, as required by law or to maintain tax qualified status or as requested by the Internal Revenue Service in order to receive a determination letter for such employee benefit plan;
(xiv) merge or consolidate with or transfer all or substantially all of its assets to another corporation or other business entity or individual; (xv) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); or
(xvi) agree in writing or otherwise to take any of the foregoing actions.

         SECTION 5.02   No Solicitation.

         i. Immediately following the execution of this Agreement, the Company will terminate any and all existing activities, discussions and negotiations with third parties (other than the Parent) with respect to any possible Acquisition Transaction (as defined below). The Company and its subsidiaries and their respective officers, directors and employees shall not, and the Company and its subsidiaries will use all reasonable efforts to cause their representatives, agents or affiliates not to, directly or indirectly, knowingly encourage, solicit, or initiate any discussions or negotiations with, any corporation, partnership, person or other entity or group (other than the Parent or the Sub or any affiliate or associate of the Parent or the Sub or any of their respective directors, officers, employees, representatives or agents) concerning any merger, consolidation, business combination, liquidation, reorganization, sale of substantial assets, sale of shares of capital stock or similar transactions involving the Company or any material Subsidiary of the Company (each an "Acquisition Transaction"); provided, however, that if Company's Board of Directors determines after consultation with counsel, that it is required to do so in the exercise of the fiduciary duties of the Company's directors to the Company or its stockholders, the Board of Directors may respond to, or engage in discussions with respect to, a written offer for an Acquisition Transaction; and provided further that nothing contained in this
Section 5.02(a) shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such other disclosure to the Company's stockholders which, as advised by outside counsel, is required under applicable law. The Company will promptly communicate to Parent the terms and conditions of any proposal for an Acquisition Transaction that it may receive and will keep Parent informed as to the status of any action, including any discussions, taken pursuant to such proposed or contemplated Acquisition Transaction.

         ii. Immediately following the execution of this Agreement, the Parent will terminate any and all existing activities, discussions and negotiations with third parties (other than the Company and Apollo) with respect to any possible Acquisition Transaction. The Parent and its subsidiaries and their respective officers, directors and employees shall not, and the Parent and its subsidiaries will use all reasonable efforts to cause their representatives, agents or affiliates not to, directly or indirectly, knowingly encourage, solicit, or initiate any discussions or negotiations with, any corporation, partnership, person or other entity or group (other than the Company and Apollo or any affiliate or associate of the Company and Apollo or any of their respective directors, officers, employees, representatives or agents) concerning any Acquisition Transaction; provided, however, that if during the 45 days following the date of this Agreement the Parent's Board of Directors determines, after consultation with counsel, that it is required to do so in the exercise of the fiduciary duties of the Parent's directors to the Parent or its stockholders, the Board of Directors may respond to, or engage in discussions with respect to, a written offer for an Acquisition Transaction during such 45 day period; and provided further that nothing contained in this
Section 5.02(b) shall prohibit the Parent or its Board of Directors from taking and disclosing to the Parent's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such other disclosure to the Parent's stockholders which, as advised by outside counsel, is required under applicable law. The Parent will promptly communicate to the Company the terms and conditions of any proposal for an Acquisition Transaction that it may receive and will keep the Company informed as to the status of any action, including any discussions, taken pursuant to such proposed or contemplated Acquisition Transaction.

         SECTION 5.03   Access to Information.

         (a) Between the date of this Agreement and the Effective Time, the Company will, upon reasonable notice to an executive officer of the Company,
(i) give the Parent, the Sub and Apollo and their respective authorized representatives access (during regular business hours), in a manner so as not to interfere with the normal operations of the Company and its subsidiaries and subject to reasonable restrictions imposed by an executive officer of the Company, to all key employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries and cause the Company's and its subsidiaries' independent public accountants to provide access to their work papers and such other information as the Parent, the Sub or Apollo may reasonably request, (ii) permit the Parent, the Sub and Apollo to make such inspections as they may reasonably require and (iii) cause its officers and those of its subsidiaries to furnish the Parent, the Sub or Apollo with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries as the Parent, the Sub or Apollo may from time to time reasonably request.

         (b) Information obtained by the Parent or the Sub or their respective representatives pursuant to this Section 5.03 shall be subject to the provisions of the letter agreement between the Parent and the Company (the "Confidentiality Agreement") the terms of which are incorporated herein by reference.

         SECTION 5.04 Reasonable Efforts, Filings. Subject to the terms and conditions herein provided for and to the fiduciary duties of the Board of Directors of each of the Company and the Parent under applicable law as advised by legal counsel, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, (a) (i) the Company, the Parent and the Sub shall use all reasonable efforts to make promptly any required submissions under the HSR Act which the Company and the Parent or the Sub determine should be made, in each case, with respect to the Merger, and the transactions contemplated by this Agreement (ii) the Company, the Parent and the Sub shall use all reasonable efforts to respond as promptly as practicable to all inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters, and (iii) if required by the FTC, the Antitrust Division, any State Attorney General or any other governmental authority, or if otherwise necessary or required in order to consummate the Merger, Parent agrees promptly to take all commercially reasonable steps (including executing agreements and submitting to judicial or administrative orders) to effect the sale or other disposition of, or to hold separate assets or businesses of Parent or the Company or any of their respective subsidiaries or affiliates (including, without limitation, pursuant to arrangements which limit or prohibit access to such assets or businesses), unless such sale or other disposition would have a Material Adverse Effect on the Company (b) the Parent, the Sub and the Company will take all such action as may be necessary under federal and state securities laws applicable or necessary for, and will file and, if appropriate, use all reasonable efforts to have declared effective or approved all documents and notifications with the SEC and other governmental or regulating bodies which the Parent, the Sub and the Company determines, in each case, is necessary for the consummation of the Merger and the transactions contemplated hereby and each party shall give the other information requested by it which is reasonably necessary to enable it to take such action, (c) the Parent, the Sub and the Company will, and will cause each of their respective subsidiaries to, use commercially reasonable efforts to obtain consents of all third parties and governmental bodies (other than with respect to healthcare regulatory licenses, certifications or permits or provider agreements) necessary or, in the reasonable opinion of the Parent or the Company, advisable to consummate the Merger and the transactions contemplated by this Agreement and (d) prior to the Effective Time, the Parent, Sub and the Company will take, and cause their respective subsidiaries to take, such actions to apply for such governmental approvals or consents, or make filings with governmental bodies, with respect to healthcare regulatory licenses, certifications, or permits or provider agreements as may be required by applicable law. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the Parent shall cause the proper officers and directors of the Surviving Corporation, the Parent or the Sub, as the case may be to take all such necessary action.

         SECTION 5.05   Indemnification and Insurance.

         (a) The Parent and the Sub agree that all rights to indemnification existing in favor of the present or former directors, officers and employees of the Company (as such) or any of its subsidiaries or present or former directors of the Company or any of its subsidiaries serving or who served at the Company's or any of its subsidiaries' request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in the Company's Certificate of Incorporation or Bylaws, or the articles of incorporation, bylaws or similar documents of any of the Company's subsidiaries and the indemnification agreements with such present and former directors, officers and employees as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect and without modification (other than modifications which would enlarge the indemnification rights) for a period of not less than the statutes of limitations applicable to such matters, and the Surviving Corporation shall comply fully with its obligations hereunder and thereunder. Without limiting the foregoing, the Company shall, and after the Effective Time, the Surviving Corporation shall periodically advance expenses as incurred with respect to the foregoing (including with respect to any action to enforce rights to indemnification or the advancement of expenses) to the fullest extent permitted under applicable law; provided, however, that the person to whom the expenses are advanced provides an undertaking (without delivering a bond or other security) to repay such advance if it is ultimately determined that such person is not entitled to indemnification.

         (b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall maintain officers' and directors' liability insurance and fiduciary liability insurance covering the persons described in paragraph (a) of this Section 5.05 (whether or not they are entitled to indemnification thereunder) who are currently covered by the Company's existing officers' and directors' or fiduciary liability insurance policies on terms no less advantageous to such indemnified parties than such existing insurance.

         (c) The Surviving Corporation shall indemnify and hold harmless (and shall advance expenses to), to the fullest extent permitted under applicable law, each director, officer, employee, fiduciary and agent of the Company or any Subsidiary of the Company including, without limitation, officers and directors, serving as such on the date hereof against any costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation relating to any of the transactions contemplated hereby, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the indemnified parties, promptly as statements therefor are received and (ii) the parties hereto will cooperate in the defense of any such matter, provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent shall not unreasonably be withheld.

         (d) The Surviving Corporation shall pay all reasonable costs and expenses, including attorneys' fees, that may be incurred by any indemnified parties in enforcing the indemnity and other obligations provided for in this
Section 5.05.

         (e) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, proper provisions shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.05.

         (f) This Section 5.05, which shall survive the consummation of the Merger at the Effective Time and shall continue for the periods specified herein, is intended to benefit the Company, the Surviving Corporation, and any person or entity referenced in this Section 5.05 or indemnified hereunder each of whom may enforce the provisions of this Section 5.05 (whether or not parties to this Agreement).

         SECTION 5.06   Employee Plans and Benefits and Employment Contracts.

         (a) From and after the Effective Time, the Surviving Corporation and its subsidiaries will honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between the Company or any of its subsidiaries and any current or former officer, director, employee or consultant of the Company or any of its subsidiaries or group of such officers, directors, employees or consultants described in
Section 5.06(a) of the Company Disclosure Letter.

         (b) In addition to honoring the agreements referred to in Section 5.06(a), until the first anniversary of the Effective Time, the Surviving Corporation and its subsidiaries will provide or will cause to be provided to each current or former employee (presently entitled to benefits) of the Company or its subsidiaries (excluding employees covered by collective bargaining agreements) (i) employee compensation, benefit plans, programs, policies and arrangements, that are in the aggregate no less favorable than those currently provided by the Company and its subsidiaries to each such employees and former employee; and (ii) severance benefits that are in the aggregate no less favorable to any employee of the Company or any of its subsidiaries than those currently provided to each such employee. Nothing in this Section 5.06(b) shall be deemed to prevent the Surviving Corporation or any of its subsidiaries from making any change required by law.

         (c) To the extent permitted under applicable law, each employee of the Company or its subsidiaries shall be given credit for all service with the Company or its Subsidiaries (or service credited by the Company or its subsidiaries) under all employee benefit plans, programs, policies and arrangements maintained by the Surviving Corporation in which they participate or in which they become participants for purposes of eligibility, vesting and benefit accrual including, without limitation, for purposes of determining (i) short-term and long-term disability benefits, (ii) severance benefits, (iii) vacation benefits and (iv) benefits under any retirement plan.

         (d) This Section 5.06, which shall survive the consummation of the Merger at the Effective Time and shall continue without limit, is intended to benefit and bind the Company, the Surviving Corporation and any person or entity referenced in this Section 5.06, each of whom may enforce the provisions of this Section 5.06 (whether or not parties to this Agreement). Except as provided in clause (a) above, nothing contained in this Section 5.06 shall create any beneficiary rights in any employee or former employee (including any dependent thereof) of the Company, any of its subsidiaries or the Surviving Corporation in respect of continued employment for any specified period of any nature or kind whatsoever.

         SECTION 5.07 Proxy Statement and S-4. The Company and the Parent shall promptly prepare and file with the SEC, as soon as practicable, a preliminary joint proxy statement (the "Proxy Statement") and S-4 relating to the Recapitalization Merger and the Merger as required by the Exchange Act and the rules and regulations thereunder. Each of the Parent and the Company shall use commercially reasonable efforts to have the S-4 declared effective under
the Securities Act as promptly as practicable after such filing.   The Company,
the Parent and the Sub will cooperate with each other in the preparation of the Proxy Statement. The Company and the Parent shall use all reasonable efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement, and to cause the Proxy Statement to be mailed to the Company's and the Parent's stockholders at the earliest practicable date.

         SECTION 5.08 Notification of Certain Matters. The Company shall give prompt notice to the Parent and the Sub, and the Parent or the Sub, as the case may be, shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the effect of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.08 shall not limit or otherwise affect the remedies available hereunder to any of the parties receiving such notice.

         SECTION 5.09 Rights Agreement Amendment. Subject to the terms and conditions of this Agreement, the Parent shall promptly enter into an amendment to the Rights Agreement (the "Rights Agreement Amendment") pursuant to which the Rights Agreement and the Rights Agreement Rights will not be applicable to the Merger shall not result in a "Distribution Date" under the Rights Agreement and consummation of the Merger shall not result in the Company or its affiliates being an "Acquiring Person" or result in the occurrence of a "Flip-In Event" or a "Flip-Over Event" thereunder.

         SECTION 5.10 Agreements of Rule 145 Affiliates. Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list identifying all persons who, at the time of the Company stockholder meeting, may be deemed to be "affiliates" of the Company, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use its commercially reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent, at or prior to the Effective Time, a written agreement, in the form to be approved by the parties hereto, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

         SECTION 5.11 New York Stock Exchange Listing. Each party agrees to use commercially reasonable efforts to retain the listing of the shares of Parent Common Stock issued in connection with the Merger on the New York Stock Exchange following the Effective Time.

         SECTION 5.12 Election to the Parent's Board of Directors. At the Effective Time of the Merger, the Parent shall cause its board of directors to consist of four nominees of the Company (the "Company Nominees"), four nominees of Apollo (the "Apollo Nominees") and two of the current directors of the Parent.

                                   ARTICLE VI
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 6.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, by each party hereto prior to the proposed Effective Time, of the following conditions:

                 (a) the agreement of merger (as such term is used in Section 251 of the DGCL) contained in this Agreement and the Merger, and the issuance of the Parent Common Stock pursuant to the Merger, shall have been approved and adopted by the affirmative vote of the stockholders of each of the Company and the Parent, respectively, required by and in accordance with applicable law and the Restated Certificates of Incorporation and Bylaws thereof (if applicable);

                 (b) the Recapitalization Merger and the related agreement of merger (as such term is used in section 251 of the DGCL) contained in the agreement and plan of merger setting forth the terms of the Recapitalization Merger and the issuance of the Parent Common Stock pursuant to the Merger shall have been approved by the affirmative vote of the stockholders of the Parent required by and in accordance with applicable law and the Parent's Restated Certificate of Incorporation, and the Recapitalization Merger shall have been consummated;

                 (c) no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority against the Parent, the Sub or the Company and be in effect that prohibits or restricts the consummation of the Merger or makes such consummation illegal (each party agreeing to use all reasonable efforts to have any such prohibition lifted);

                 (d) the S-4 shall have become effective, and any required post-effective amendment shall have become effective, under the Securities Act, and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration of the Parent Common Stock shall have been complied with;

                 (e) the conditions to each party's obligations to effect the Recapitalization Merger other than the consummation of the Merger shall have been satisfied or waived; and

                 (f) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, authorizations and permits required to be obtained prior to the Effective Time from, any governmental authority in connection with the consummation of the Merger shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, authorizations and permits would not be reasonably likely to result in a Material Adverse Effect on the Company or to materially adversely affect the consummation of the Merger.

         SECTION 6.02 Additional Conditions to the Company's Obligation to Effect the Merger.

         The obligations of the Company to effect the Merger shall be subject to the satisfaction or waiver by the Company and Apollo, prior to the proposed Effective Time, of the following conditions:

                 (a) no action shall have been taken and be continuing, and no statute, rule, regulation, judgment, administrative interpretation, order or injunction shall have been enacted, promulgated, entered, enforced or deemed applicable to the Merger, which would (i) make illegal or prohibit the consummation of the Merger or (ii) render Company unable to effect the Merger;

                 (b) no action or proceeding brought by any governmental, regulatory or administrative agency, authority or commission shall have been instituted and be pending that would be reasonably likely to result in any of the consequences referred to in clauses (i) or (ii) of Section 6.02(a) above; and there shall be no proceeding or other action (including without limitation, relating to health care, regulatory, environmental and pension matters) pending or threatened against the Parent or its Subsidiaries which is reasonably likely to have a Material Adverse Effect;

                 (c) during the 30 day period ending on the date of the Closing, there shall not have occurred and be continuing (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) the declaration of any banking moratorium or any suspension of payments in respect of banks or any material limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States,
         (iii) the commencement of a war, material armed hostilities or any other material international or national calamity involving the United States having a significant adverse effect on the functioning of the financial markets in the United States, or (iv) in the case of any of the foregoing existing at the time of the execution of the Merger Agreement, a material acceleration or worsening thereof;

                 (d) the Company shall have received an opinion from its counsel, reasonably acceptable to the Company, to the effect that (i) the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code; and (ii) the Company, the Parent and the Sub will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code with respect to the Merger;

                 (e) the representations and warranties of the Parent and the Sub set forth in Article IV shall be true and correct in all material respects as of the Effective Time as though made on and as of that time, and the Parent and the Sub shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Effective Time; and

                 (f) since September 30, 1996, no change shall have occurred or been threatened in the business, operations, prospects, properties or condition (financial or other) of the Parent or any of its Subsidiaries that would have or would be reasonably expected to have a Material Adverse Effect; provided, that the transactions contemplated by the Recapitalization Agreement and the Merger Agreement shall not be deemed to have caused Material Adverse Effect.

         SECTION 6.03 Additional Conditions to the Parent's and the Sub's Obligations to Effect the Merger.

         The obligations of the Parent and the Sub to effect the Merger shall be subject to the satisfaction or waiver by the Parent, the Sub and Apollo, prior to the proposed Effective Time, of the following conditions:

                 (a) no action shall have been taken and be continuing, and no statute, rule, regulation, judgment, administrative interpretation, order or injunction shall have been enacted, promulgated, entered, enforced or deemed applicable to the Merger, which would (i) make illegal or prohibit the consummation of the Merger or (ii) render Parent unable to effect the Merger;

                 (b) no action or proceeding brought by any governmental, regulatory or administrative agency, authority or commission shall have been instituted and be pending that would be reasonably likely to result in any of the consequences referred to in clauses (i) or (ii) of Section 6.03(a) above; and there shall be no proceeding or other action (including, without limitation, relating to health care, regulatory, environmental and pension matters) pending or threatened against the Company or its Subsidiaries which is reasonably likely to have a Material Adverse Effect;

                 (c) there shall not have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) the declaration of any banking moratorium or any suspension of payments in respect of banks or any material limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States, (iii) the commencement of a war, material armed hostilities or any other material international or national calamity involving the United States having a significant adverse effect on the functioning of the financial markets in the United States, or (iv) in the case of any of the foregoing existing at the time of the execution of the Merger Agreement, a material acceleration or worsening thereof;

                 (d) since December 31, 1996, no change shall have occurred or have been threatened in the business, operations, prospects, properties or condition (financial or other) of GranCare or any of its Subsidiaries that would have or would be reasonably expected to have a Material Adverse Effect; provided, that the transactions contemplated by the Recapitalization Agreement and the Merger Agreement shall not be deemed to be such a materially adverse change;

                 (e) the agreements of Rule 145 Affiliates required to be delivered to Parent pursuant to Section 5.10 shall have been furnished as required by Section 5.10; and

                 (f) the representations and warranties of the Company set forth in Article III shall be true and correct in all material respects as of the Effective Time as though made on and as of that time, and the Company shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Effective Time.

                                  ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

         SECTION 7.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time notwithstanding approval thereof by the stockholders of each of the Company and the Parent, but prior to the Effective
Time:

                 (a) by mutual written consent of the Boards of Directors of the Company and the Parent;

                 (b) by the Parent or the Company if the Effective Time shall not have occurred on or before September 30, 1997 (provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date);

                 (c) by the Parent or the Company if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

                 (d) by the Company if (i) any of the representations and warranties of the Parent or the Sub contained in this Agreement were untrue in any material respect when made or have since become, and at the time of termination remain, untrue in any material respect, or
         (ii) the Parent or the Sub shall have breached or failed to comply in any material respect with any of its obligations under this Agreement and, with respect to a representation or warranty, such breach shall continue unremedied for ten (10) days after the Parent or the Sub has received written notice from the Company of the occurrence of such breach of failure;

                 (e) prior to Stockholder Approval by the Parent if the Board of Directors of the Company withdraws or modifies in a manner adverse to the Parent or the Sub its favorable recommendation of the Merger or shall have recommended an Acquisition Transaction with a party other than the Parent or any of its affiliates;

                 (f) prior to Stockholder Approval by the Company if the Company receives a written offer with respect to any Acquisition Transaction with a party other than the Parent or its affiliates or such other party has commenced a tender offer which, in either case, the Board of Directors of the Company believes in good faith is more favorable to the Company's stockholders than the transactions contemplated by this Agreement;

                 (g) by the Parent, if (i) any of the representations and warranties of the Company contained in this Agreement shall fail to be true and correct in any material respect, in each case when made or have since become, and of the time of termination remain, untrue in any material respect, (ii) the Company shall have breached or failed to comply in any material respect with any of its obligations under this Agreement (other than as a result of a breach by the Parent or the Sub of any of their obligations under this Agreement) and, with respect to a representation or warranty, such breach shall continue unremedied for ten (10) days after the Company has received written notice from the Parent or the Sub of the occurrence of such breach or failure; or

                 (h) by the Parent or the Company if the Recapitalization Merger Agreement is terminated; or

                 (i) (x) by the Parent if the Company fails to obtain its stockholders' approval of the Merger at the meeting held for such purpose (or any adjournment thereof) or (y) by the Company if the Parent fails to obtain its stockholders' approval of the issuance of Parent Common Stock to be issued as part of the Merger at the meeting held for such purpose (or any adjournment thereof).

         SECTION 7.02 Effect of Termination. If this Agreement is terminated and the Merger is abandoned pursuant to Section 7.01 hereof, this Agreement, except for the provisions of Section 5.03(b), this Section 7.02 and Section
8.10 hereof, shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. The Confidentiality Agreement shall remain in full force and effect following any termination of this Agreement. If this Agreement is terminated pursuant to
Section 7.01(e) or (f), the Company promptly, but in no event later than one business day after termination of this Agreement will pay to the Parent a fee (the "Termination Fee") equal to $20 million in same day funds, plus interest on such amount from the date payable until paid at a rate equal to 9% per annum. If this Agreement is terminated pursuant to Section 7.01(i)(x) and, at the time of the stockholder vote referred to therein, any person has made (or publicly disclosed an intention to make) a proposal to effect an Acquisition Transaction with respect to the Company (and shall not have irrevocably withdrawn such proposal), and within 180 days after such termination an Acquisition Transaction shall be consummated with respect to the Company, the Company shall promptly (but in no event later than one business day) after such consummation, pay the Termination Fee. If this Agreement is terminated pursuant to Section 7.01(e), (f), (g) or (i)(x), the Company shall also pay the out-of-pocket fees and expenses reasonably incurred by the Parent and the Sub in connection with this Agreement. Nothing in this Section 7.02 shall relieve any party to this Agreement of liability for breach of this Agreement.

         SECTION 7.03 Amendment. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Boards of Directors of the Company, the Parent, the Sub and Apollo, at any time before or after adoption of this Agreement by the stockholders of each of the Company, the Parent and Apollo but, after any such stockholder approval, no amendment shall be made which decreases the Conversion Number or which adversely affects the rights of the Company's stockholders hereunder without the approval of the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

         SECTION 7.04 Extension; Waiver At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, the Parent and the Sub may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         SECTION 8.01 Survival of Representations and Warranties. The representations and warranties made in Articles III and IV shall not survive beyond the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

         SECTION 8.02 Entire Agreement; Assignment. Except for the Confidentiality Agreement and the Disclosure Letter, this Agreement (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that the Parent or the Sub may assign any of its rights and obligations to any wholly-owned subsidiary of the Parent or the Sub incorporated in Delaware, but no such assignment shall relieve the Parent or the Sub, as the case may be, of its obligations hereunder.

         SECTION 8.03 Enforcement of the Agreement; Jurisdiction. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

         The parties hereto consent and agree that the state or federal courts located in Delaware shall have exclusive jurisdiction to hear and determine any claims or disputes pertaining to this Agreement or to any matter arising out of or related to this Agreement and each party hereto waives any objection that it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

         SECTION 8.04 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         SECTION 8.05 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile transmission with confirmation of receipt, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         if to the Parent or the Sub:

                 Living Centers of America, Inc.
                 15415 Katy Freeway, Suite 800
                 Houston, Texas 77094

                 Attention: Susan Thomas Whittle, Esq., General Counsel
                            Sydney K. Boone, Jr., Esq.,
                            Associate General Counsel

         with copies to:

                 Cleary, Gottlieb, Steen & Hamilton
                 One Liberty Plaza
                 New York, New York 10006
                 Attention:  Victor I. Lewkow, Esq.

                 Mayor, Day, Caldwell & Keeton L.L.P.
                 700 Louisiana, Suite 1900
                 Houston, Texas 77002
                 Attention:  Jeff C. Dodd, Esq.

         if to the Company:

                 GranCare, Inc.
                 One Ravinia Drive, Suite 1500
                 Atlanta, Georgia 30346
                 Attention: Evrett Benton, Executive Vice President

         with a copy to:

                 Andrews & Kurth L.L.P.
                 600 Travis, Suite 4200
                 Houston, Texas 77002
                 Attention:  Robert V. Jewell, Esq.

         if to Apollo:

                 Apollo Management, L.P.
                 1999 Avenue of the Stars, Suite 1900
                 Los Angeles, California  90067
                 Attention:  Peter P. Copses

         with a copy to:

                 Sidley & Austin
                 555 W. Fifth Street, Suite 4000
                 Los Angeles, California  90013
                 Attention:  Robert W. Kadlec, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         SECTION 8.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         SECTION 8.07 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 8.08 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Sections 2.13, 5.05 and 5.06 (which are intended to be for the benefit of the persons referred to therein, and may be enforced by any such persons).

         SECTION 8.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 8.10 Fees and Expenses. Whether or not the Offer or the Merger is consummated, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, except as provided expressly to the contrary herein.

         SECTION 8.11 Disclosure Letter. Any disclosure under one section of the Disclosure Letter shall be deemed disclosure under all sections of the Disclosure Letter. Disclosure of any matter in the Disclosure Letter shall not constitute an expression of a view that such matter is material or is required to be disclosed pursuant to this Agreement.

         SECTION 8.12 Press Releases. Subject to the proviso to this sentence, the Parent, the Sub and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to the rules of The New York Stock Exchange, Inc. and any other appropriate exchange.

         SECTION 8.13 Obligation of the Parent. Whenever this Agreement requires Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Sub to take such action.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all at or on the day and year first above written.

                                     LIVING CENTERS OF AMERICA, INC.


                                     By:  /s/ SYDNEY K. BOONE, JR.
                                          ----------------------------------
                                          Name: Sydney K. Boone, Jr.
                                               -----------------------------
                                          Title: Vice President
                                                ----------------------------


                                     GRANCARE, INC.


                                     By:  /s/ EVRETT W. BENTON
                                          ----------------------------------
                                          Name: Evrett W. Benton
                                               -----------------------------
                                          Title: Executive Vice President
                                                ----------------------------


                                     APOLLO MANAGEMENT, L.P.

                                     By:  AIF III Management, Inc.
                                          Its General Partner

                                     By:  /s/ PETER P. COPSES
                                          ----------------------------------
                                          Vice President